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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports dated February 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Lexmark International Group, Inc. and subsidiaries as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.
Lexington, Kentucky
April 17, 1998